Exhibit 99.1

Battalion Oil Corporation Announces Third Quarter 2023 Financial and Operating Results

HOUSTON, TEXAS – November 15, 2023 – Battalion Oil Corporation (NYSE American: BATL, “Battalion” or the “Company”) today announced financial and operating results for the third quarter of 2023.

Key Highlights

●	Generated third quarter 2023 sales volumes of 12,717 barrels of oil equivalent per day (“Boe/d”)
●	Continued robust production results from our most recent completed wells
●	Recommenced drilling operations in Monument Draw
●	Executed a $38.0 million preferred equity raise in September 2023 and obtained commitments for an additional $55.0 million preferred equity in November 2023 to support incremental activity plans
●	Continued to explore strategic alternatives

Management Comments

The Company has commenced drilling operations on a two-well pad in Monument Draw while preparing additional locations across all three asset areas. Drilling is ahead of plan from both a capital and time perspective and the wells should now be online in early 2024. The previously announced acid gas injection (“AGI”) project is still undergoing workover operations. All workover operations and improvements are expected to be completed and the facility fully online in the first quarter of 2024. With this expected timing, the facility should be operational contemporaneously with placing the two-well pad on production.

The latest Monument Draw well continues to outperform offset wells and has produced over 266,000 Boe in its first 225 days on production while flowing naturally without artificial lift. Monument Draw production showcased a lower forecast decline in the quarter, however downstream shut-ins curtailed production by over 2,500 Boe/d which the Company expects to have back online before the end of the first quarter of 2024, post third-party improvements to infrastructure.

Matt Steele, Chief Executive Officer, commented “Drilling activity in Monument Draw is underway and ahead of plan on all metrics after the team stood up a new rig and new crews. We look forward to entering 2024 in position to benefit from producing our existing and new wells into the enhanced cost structure associated with AGI coming online.”

Results of Operations

Average daily net production and total operating revenue during the third quarter of 2023 were 12,717 Boe/d (46% oil) and $54.1 million, respectively, as compared to production and revenue of 16,228 Boe/d (50% oil) and $99.1 million, respectively, during the third quarter of 2022. The decrease in revenues in the third quarter of 2023 as compared to the third quarter of 2022 is primarily attributable to an approximate $20.44 decrease in average realized prices (excluding the impact of hedges). Excluding the impact of hedges, Battalion realized 100.3% of the average NYMEX oil price during the third quarter of 2023. Realized hedge losses totaled approximately $6.9 million during the third quarter 2023.

Lease operating and workover expense was $10.13 per Boe in the third quarter of 2023 versus $9.93 per Boe in the third quarter of 2022. The increase in lease operating and workover expense per Boe year-over-year is primarily attributable to a decrease in average daily production as a large portion of our lease operating expenses are fixed costs. Gathering and other expense was $13.26 per Boe in the third quarter of 2023 versus $11.16 per Boe in the third quarter of 2022. The increase was primarily related to midstream disruptions and plant curtailments and an increased percentage of total production requiring H2S treatment, as well as inflationary impacts on costs associated with our own hydrogen sulfide treating plant. General and administrative expense was $2.72 per Boe in the third quarter of 2023 compared to $3.02 per Boe in the third quarter of 2022. The decrease is primarily due to a benefit recognized related to stock-based compensation forfeitures from the departure of certain executives and employees. After adjusting for selected items, Adjusted G&A was $2.64 per Boe in the third quarter of 2023 compared to $2.11 per Boe in the third quarter of 2022.

For the third quarter of 2023, the Company reported a net loss available to common stockholders of $57.7 million and a net loss of $3.50 per share available to common stockholders. After adjusting for selected items, the Company reported an adjusted net loss available to common stockholders for the third quarter of 2023 of $12.0 million, or an adjusted net loss of $0.72 per common share (see Reconciliation for additional information). Adjusted EBITDA during the quarter ended September 30, 2023 was $13.6 million as compared to $24.3 million during the quarter ended September 30, 2022 (see Adjusted EBITDA Reconciliation table for additional information).

Liquidity and Balance Sheet

As of September 30, 2023, the Company had $210.2 million of indebtedness outstanding and no letters of credit outstanding. Subsequent to September 30, 2023, letters of credit outstanding totaled $0.3 million. Total liquidity on September 30, 2023, made up of cash and cash equivalents, was $42.6 million.

In November 2023, the Company obtained a commitment letter from its existing equity stockholders to purchase additional preferred equity securities in an amount up to $55.0 million. For further discussion on our liquidity and balance sheet, as well as recent developments, refer to Management’s Discussion and Analysis and Risk Factors in the Company’s Form 10-Q.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements. Forward-looking statements include, among others, statements about anticipated production, liquidity, capital spending, drilling and completion plans, and forward guidance. Forward-looking statements may often, but not always, be identified by the use of such words such as "expects", "believes", "intends", "anticipates", "plans", "estimates", “projects,” "potential", "possible", or "probable" or statements that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and other filings submitted by the Company to the U.S. Securities and Exchange Commission (“SEC”), copies of which may be obtained from the SEC's website at www.sec.gov or through the Company's website at www.battalionoil.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company's expectations.

About Battalion

Battalion Oil Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

Contact

Matthew B. Steele

Chief Executive Officer & Principal Financial Officer

832-541-8334

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Operating revenues:
Oil, natural gas and natural gas liquids sales:
Oil	$43,689	$70,406	$144,072	$206,874
Natural gas	3,668	15,656	8,628	39,296
Natural gas liquids	6,078	12,644	18,893	35,234
Total oil, natural gas and natural gas liquids sales	53,435	98,706	171,593	281,404
Other	671	443	1,927	858
Total operating revenues	54,106	99,149	173,520	282,262

Operating expenses:
Production:
Lease operating	11,152	12,265	34,208	35,698
Workover and other	700	2,559	4,669	4,807
Taxes other than income	3,307	5,613	9,677	15,936
Gathering and other	15,512	16,663	48,857	47,787
General and administrative	3,192	4,498	13,572	14,071
Depletion, depreciation and accretion	13,426	13,615	44,287	36,436
Total operating expenses	47,289	55,213	155,270	154,735
Income from operations	6,817	43,936	18,250	127,527

Other income (expenses):
Net (loss) gain on derivative contracts	(53,687)	67,634	(29,741)	(88,134)
Interest expense and other	(6,929)	(5,682)	(24,245)	(13,202)
Total other (expenses) income	(60,616)	61,952	(53,986)	(101,336)
(Loss) income before income taxes	(53,799)	105,888	(35,736)	26,191
Income tax benefit (provision)	—	—	—	—
Net (loss) income	$(53,799)	$105,888	$(35,736)	$26,191
Series A preferred dividends	(3,863)	—	(6,352)	—
Net (loss) income available to common stockholders	$(57,662)	$105,888	$(42,088)	$26,191

Net (loss) income per share of common stock available to common stockholders:
Basic	$(3.50)	$6.48	$(2.56)	$1.60
Diluted	$(3.50)	$6.42	$(2.56)	$1.59
Weighted average common shares outstanding:
Basic	16,457	16,340	16,436	16,327
Diluted	16,457	16,483	16,436	16,496

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	September 30, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$42,590	$32,726
Accounts receivable, net	27,177	37,974
Assets from derivative contracts	4,649	16,244
Restricted cash	90	90
Prepaids and other	786	1,131
Total current assets	75,292	88,165
Oil and natural gas properties (full cost method):
Evaluated	736,205	713,585
Unevaluated	62,649	62,621
Gross oil and natural gas properties	798,854	776,206
Less: accumulated depletion	(434,034)	(390,796)
Net oil and natural gas properties	364,820	385,410
Other operating property and equipment:
Other operating property and equipment	4,623	4,434
Less: accumulated depreciation	(1,653)	(1,209)
Net other operating property and equipment	2,970	3,225
Other noncurrent assets:
Assets from derivative contracts	2,022	5,379
Operating lease right of use assets	889	352
Other assets	10,768	2,827
Total assets	$456,761	$485,358

Current liabilities:
Accounts payable and accrued liabilities	$59,417	$100,095
Liabilities from derivative contracts	36,363	29,286
Current portion of long-term debt	45,106	35,067
Operating lease liabilities	513	352
Asset retirement obligations	—	225
Total current liabilities	141,399	165,025
Long-term debt, net	153,476	182,676
Other noncurrent liabilities:
Liabilities from derivative contracts	35,089	33,649
Asset retirement obligations	17,202	15,244
Operating lease liabilities	375	—
Deferred income taxes	—	—
Other	1,554	4,136
Commitments and contingencies
Temporary equity:
Series A redeemable convertible preferred stock: 63,000 shares of $0.0001	66,834	—
par value authorized, issued and outstanding as of September 30, 2023
Stockholders' equity:
Common stock: 100,000,000 shares of $0.0001 par value authorized;
16,456,563 and 16,344,815 shares issued and outstanding as of
September 30, 2023 and December 31, 2022, respectively	2	2
Additional paid-in capital	326,511	334,571
Retained earnings (accumulated deficit)	(285,681)	(249,945)
Total stockholders' equity	40,832	84,628
Total liabilities, temporary equity and stockholders' equity	$456,761	$485,358

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Net (loss) income	$(53,799)	$105,888	$(35,736)	$26,191
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Depletion, depreciation and accretion	13,426	13,615	44,287	36,436
Stock-based compensation, net	(686)	683	(1,231)	1,540
Unrealized loss (gain) on derivative contracts	46,805	(102,112)	23,469	(23,911)
Amortization/accretion of financing related costs	1,946	919	5,789	2,726
Reorganization items	—	—	—	(744)
Accrued settlements on derivative contracts	3,775	(7,159)	2,846	7,493
Change in fair value of embedded derivative liability	(1,878)	(448)	(2,582)	(3,043)
Other	91	(32)	144	(128)
Cash flows from operations before changes in working capital	9,680	11,354	36,986	46,560
Changes in working capital	(7,264)	14,127	(25,921)	7,254
Net cash provided by operating activities	2,416	25,481	11,065	53,814

Cash flows from investing activities:
Oil and natural gas capital expenditures	(4,062)	(35,621)	(36,695)	(86,998)
Proceeds received from sale of oil and natural gas assets	—	1	1,189	1
Other operating property and equipment capital expenditures	148	(244)	(136)	(949)
Other	(1,453)	70	(1,464)	166
Net cash used in operating activities	(5,367)	(35,794)	(37,106)	(87,780)

Cash flows from financing activities:
Proceeds from borrowings	—	122	—	20,122
Repayments of borrowings	(10,023)	—	(25,066)	(85)
Payment of deferred debt financing costs	—	—	—	(379)
Proceeds from issuance of preferred stock	37,050	—	61,425	—
Other	—	(25)	(454)	(492)
Net cash provided by financing activities	27,027	97	35,905	19,166

Net increase (decrease) in cash, cash equivalents and restricted cash	24,076	(10,216)	9,864	(14,800)

Cash, cash equivalents and restricted cash at beginning of period	18,604	43,775	32,816	48,359
Cash, cash equivalents and restricted cash at end of period	$42,680	$33,559	$42,680	$33,559

BATTALION OIL CORPORATION

SELECTED OPERATING DATA (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Production volumes:
Crude oil (MBbls)	539	753	1,905	2,097
Natural gas (MMcf)	2,054	2,352	6,616	7,022
Natural gas liquids (MBbls)	288	348	917	924
Total (MBoe)	1,170	1,493	3,925	4,191
Average daily production (Boe/d)	12,717	16,228	14,377	15,352

Average prices:
Crude oil (per Bbl)	$81.06	$93.50	$75.63	$98.65
Natural gas (per Mcf)	1.79	6.66	1.30	5.60
Natural gas liquids (per Bbl)	21.10	36.33	20.60	38.13
Total per Boe	45.67	66.11	43.72	67.14

Cash effect of derivative contracts:
Crude oil (per Bbl)	$(14.96)	$(36.07)	$(7.04)	$(46.50)
Natural gas (per Mcf)	0.57	(3.11)	1.08	(2.07)
Natural gas liquids (per Bbl)	—	—	—	—
Total per Boe	(5.88)	(23.09)	(1.60)	(26.73)

Average prices computed after cash effect of settlement of derivative contracts:
Crude oil (per Bbl)	$66.10	$57.43	$68.59	$52.15
Natural gas (per Mcf)	2.36	3.55	2.38	3.53
Natural gas liquids (per Bbl)	21.10	36.33	20.60	38.13
Total per Boe	39.79	43.02	42.12	40.41

Average cost per Boe:
Production:
Lease operating	$9.53	$8.22	$8.72	$8.52
Workover and other	0.60	1.71	1.19	1.15
Taxes other than income	2.83	3.76	2.47	3.80
Gathering and other	13.26	11.16	12.45	11.40
General and administrative, as adjusted (1)	2.64	2.11	3.32	2.74
Depletion	11.17	8.97	11.02	8.56

(1) Represents general and administrative costs per Boe, adjusted for items noted in the reconciliation below:

General and administrative:
General and administrative, as reported	$2.72	$3.02	$3.46	$3.36
Stock-based compensation:
Non-cash	0.59	(0.46)	0.31	(0.37)
Non-recurring charges and other:
Cash	(0.67)	(0.45)	(0.45)	(0.25)
General and administrative, as adjusted(2)	$2.64	$2.11	$3.32	$2.74

Total operating costs, as reported	$28.94	$27.87	$28.29	$28.23
Total adjusting items	(0.08)	(0.91)	(0.14)	(0.62)
Total operating costs, as adjusted(3)	$28.86	$26.96	$28.15	$27.61

(2)	General and administrative, as adjusted, is a non-GAAP measure that excludes non-cash stock-based compensation charges relating to equity awards under our incentive stock plan, as well as other cash charges associated with non-recurring charges and other. The Company believes that it is useful to understand the effects that these charges have on general and administrative expenses and total operating costs and that exclusion of such charges is useful for comparison to prior periods.
(3)	Represents lease operating expense, workover and other expense, taxes other than income, gathering and other expense and general and administrative costs per Boe, adjusted for items noted in the reconciliation above.

BATTALION OIL CORPORATION

RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
As Reported:
Net (loss) income available to common stockholders - diluted (1)	$(57,662)	$105,888	$(42,088)	$26,191

Impact of Selected Items:
Unrealized loss (gain) on derivatives contracts:
Crude oil	$46,133	$(99,848)	$16,003	$(28,886)
Natural gas	672	(2,264)	7,466	4,975
Total mark-to-market non-cash charge	46,805	(102,112)	23,469	(23,911)
Change in fair value of embedded derivative liability	(1,878)	(449)	(2,582)	(3,043)
Non-recurring charges	780	670	1,774	1,036
Selected items, before income taxes	45,707	(101,891)	22,661	(25,918)
Income tax effect of selected items	—	—	—	—
Selected items, net of tax	45,707	(101,891)	22,661	(25,918)

Net (loss) income available to common stockholders, as adjusted (2)	$(11,955)	$3,997	$(19,427)	$273

Diluted net (loss) income per common share, as reported	$(3.50)	$6.42	$(2.56)	$1.59
Impact of selected items	2.77	(6.18)	1.38	(1.57)
Diluted net (loss) income per common share, excluding selected items (2)(3)	$(0.73)	$0.24	$(1.18)	$0.02

Net cash (used in) provided by operating activities	$2,416	$25,481	$11,065	$53,814
Changes in working capital	7,264	(14,127)	25,921	(7,254)
Cash flows from operations before changes in working capital	9,680	11,354	36,986	46,560
Cash components of selected items	(2,995)	7,829	(1,406)	(5,713)
Income tax effect of selected items	—	—	—	—
Cash flows from operations before changes in working capital, adjusted for selected items (1)	$6,685	$19,183	$35,580	$40,847

(1)	Amount reflects net (loss) income available to common stockholders on a diluted basis for earnings per share purposes as calculated using the two-class method of computing earnings per share which is further described in Note 12, Earnings Per Share in our Form 10-Q for the quarter ended September 30, 2023.
(2)	Net (loss) income earnings per share excluding selected items and cash flows from operations before changes in working capital adjusted for selected items are non-GAAP measures presented based on management's belief that they will enable a user of the financial information to understand the impact of these items on reported results. These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flows from operations, as defined by GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.
(3)	The impact of selected items for the three and nine months ended September 30, 2023 were calculated based upon weighted average diluted shares of 16.5 million and 16.4 million shares, respectively, due to the net (loss) income available to common stockholders, excluding selected items. The impact of selected items for the three and nine months ended September 30, 2022 were calculated based upon weighted average diluted shares of 16.5 million shares, respectively, due to the net (loss) income available to common stockholders, excluding selected items.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Net (loss) income, as reported	$(53,799)	$105,888	$(35,736)	$26,191
Impact of adjusting items:
Interest expense	9,219	6,232	27,594	16,347
Depletion, depreciation and accretion	13,426	13,615	44,287	36,436
Stock-based compensation	(686)	683	(1,231)	1,540
Interest income	(293)	(141)	(718)	(142)
Unrealized loss (gain) on derivatives contracts	46,805	(102,112)	23,469	(23,911)
Change in fair value of embedded derivative liability	(1,878)	(449)	(2,582)	(3,043)
Non-recurring charges and other	831	597	1,460	867
Adjusted EBITDA(1)	$13,625	$24,313	$56,543	$54,285

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022

Net (loss) income, as reported	$(53,799)	$(4,748)	22,811	(7,652)
Impact of adjusting items:
Interest expense	9,219	9,366	9,009	9,378
Depletion, depreciation and accretion	13,426	14,713	16,148	15,479
Stock-based compensation	(686)	(772)	227	670
Interest income	(293)	(234)	(191)	(227)
Unrealized loss (gain) on derivatives contracts	46,805	(2,332)	(21,004)	3,655
Change in fair value of embedded derivative liability	(1,878)	358	(1,062)	1,224
Non-recurring charges (credits) and other	831	477	152	194
Adjusted EBITDA(1)	$13,625	$16,828	$26,090	$22,721

Adjusted LTM EBITDA(1)	$79,264

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021

Net income (loss), as reported	$105,888	13,047	(92,744)	25,935
Impact of adjusting items:
Interest expense	6,232	5,394	4,721	3,215
Depletion, depreciation and accretion	13,615	12,601	10,220	12,679
Stock-based compensation	683	473	384	450
Interest income	(141)	(1)	-	(1)
Loss (gain) on extinguishment of debt	—	—	—	122
Unrealized loss (gain) on derivatives contracts	(102,112)	(12,837)	91,038	(21,332)
Change in fair value of embedded derivative liability	(449)	(562)	(2,032)	—
Non-recurring charges (credits) and other	597	53	217	(718)
Adjusted EBITDA(1)	$24,313	$18,168	$11,804	$20,350

Adjusted LTM EBITDA(1)	$74,635

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.